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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): December 6, 1996


                                   COMC, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



        Illinois                         0-16472               36-3021754
(STATE OR OTHER JURISDICTION OF        (COMMISSION          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)         FILE NUMBER)       IDENTIFICATION NUMBER)




400 N. Glenoaks Boulevard, Burbank, California                       91502
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)


       Registrant's telephone number, including area code: (818) 556-3333


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          (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

         (a) On December 6, 1996, Registrant dismissed Oppenheim & Ostrick, CPA's as its independent accountants ("Oppenheim"). This action had been approved by Registrant's Board of Directors. During the past two years Oppenheim did not issue a report on Registrant's financial statements that either contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the period of its engagement, Oppenheim assisted only in the compilation of Registrant's financial statements in connection with the preparation of the Annual Report on Form 10-K for the fiscal year ended September 30, 1995. As a result of Registrant's inactive status, as defined in Rule 3-11 under Regulation S-X, during such period, Registrant believes that it was not required to file audited financial statements.

         During the period of their engagement from June 1996 until December 1996, there were no reportable events or disagreements between Registrant and Oppenheim on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreement, if not resolved to the satisfaction of Oppenheim, would have caused them to make reference to the subject matter of the disagreement in connection with any report that was to have been prepared for Registrant.

         (b) On December 12, 1996 the Board of Directors of Registrant appointed Hollander, Gilbert & Co. as its independent accountants.

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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date: December 30, 1996



                                                   COMC, INC.


                                                   By:   /s/ John Ackerman
                                                      ------------------------
                                                       John Ackerman,
                                                       President


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